Exhibit 10.22

Private & confidential

Dated: 20th May, 2015

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

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HEPHAESTUS MARINE LLC and

PERICLES MARINE LLC

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HECTOR MARINE LLC

FIRST SUPPLEMENTAL AGREEMENT in relation to a Loan Agreement dated 4th May, 2011 for a principal amount of (initially) US$47,500,000

Theo V. Sioufas & Co.

Law Offices

Piraeus

THIS FIRST SUPPLEMENTAL AGREEMENT is made on this 20th day of May, 2015

BETWEEN:

1.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French “société anonyme” governed by a Board of Management and a Supervisory Board, and having its registered office located at 9, Quai du Président Paul Doumer, 92920 Paris, La Défense cedex, France, as lender (hereinafter called the “Bank”, which expression shall include its successors and assigns);

2.

(a)         HEPHAESTUS MARINE LLC, a company duly formed in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960 (hereinafter called the “First Borrower” and includes its successors); and

(b)         PERICLES MARINE LLC a company duly formed in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960 (hereinafter called the “Second Borrower” and includes its successors),and

3.

HECTOR MARINE LLC, a company duly formed in the Republic of The Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (hereinafter called the “Collateral Owner”, which expression shall include its successors);

AND IS SUPPLEMENTAL to a loan agreement dated 4th May, 2011 made between (1) the Borrowers, as joint and several borrowers and (2) the Bank, as lender (the “Principal Agreement”) on the terms and conditions of which the Bank agreed to make available to the Borrowers on a joint and several basis, a secured term loan facility of up to Dollars Forty Seven Million Five Hundred Thousand ($ 47,500,000) (the “Commitment”) (the Principal Agreement as hereby amended and/or supplemented and as the same may hereinafter be amended and/or supplemented called the “Loan Agreement”) for the purposes set forth therein;

WHEREAS:

(A)	Pursuant to a Drawdown Notice dated 4 May 2011 from the Borrowers to the Bank, the Bank has advanced to the Borrowers the full amount of the Commitment;

(B)

the Security Value is currently below the Security Requirement pursuant to Clause 8.5 (No subordination /Value of Security) of the Principal Agreement and the Bank have requested the Borrowers to exercise one of the options provided under Clause 8.5(c) (Market Value to Debt Ratio-Additional Security) of the Principal Agreement;

(C)	the Borrowers have agreed to procure the provision of additional security pursuant to Clause 8.5(c) (Market Value to Debt Ratio-Additional Security) of the Principal Agreement to the Bank ; and

(D)

the Borrowers have agreed and undertaken with the Bank that the Collateral Owner in order to cover the shortfall in the said minimum required security cover, will sign, execute and deliver in favour of the Bank its irrevocable and unconditional guarantee in security of all the obligations of the Borrowers under the Principal Agreement up to the amount of $6,000,000 and, in security of its obligations under the Collateral Guarantee, the Collateral Owner will sign, execute and deliver and, where appropriate, register in favour of the Bank for the Collateral Security Period (i) a second preferred Marshall Islands Ship Mortgage on the motor vessel “KRISTINA”, lawfully registered under the Marshall Islands flag in the Ships’ Register of the port of Majuro in the ownership of the Collateral Owner (the “Collateral Vessel”) and (ii) a second priority General Assignment (the “Collateral General Assignment”) of the Earnings, Insurances and Requisition Compensation in respect of the Collateral Vessel in favour of the Bank, as well as all notices and other documents relevant to the Collateral Mortgage and the Collateral General Assignment, all in form agreed between the Bank and the Collateral Owner and all for the Collateral Security Period and the Bank have agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.2	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.3	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Collateral General Assignment” in relation to the Collateral Vessel means the second priority deed of assignment of the Earnings, Insurances and Requisition Compensation in respect of the Collateral Vessel to be executed by the Collateral Owner thereof in favour of the Bank, in such form as the Bank may require;

“Collateral Mortgage” in relation to the Collateral Vessel means the second preferred Marshall Islands ship mortgage for the Guaranteed Amount on the Collateral Vessel to be executed by the Collateral Owner thereof in favour of the Bank, in such form as the Bank may require;

“Collateral Vessel” means the container ship “KRISTINA”, IMO No. 9641223, of approximately 71,021 gt and 40,452 nt, built in 2013 registered in the ownership of the Collateral Owner under the laws and flag of the Republic of the Marshall Islands;

“Collateral Guarantee” means the irrevocable and unconditional limited liability guarantee of the Collateral Owner given or, as the case may be, to be in favour of the Bank, as security of part of the Outstanding Indebtedness and any and all other obligations of the Borrowers under the Loan Agreement up to the Guaranteed Amount , in such form as the Bank may reasonably require or approve;

“Collateral Owner” means HECTOR MARINE LLC., a company duly incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960;

“Collateral Security Period” means a period starting from the date hereof and terminating on the 15th March 2016;

“Collateral Security Documents” means the Collateral Mortgage, the Collateral General Assignment and the Collateral Guarantee;

“Effective Date” means the date hereof (or such later date as the Bank may agree) upon which all the conditions contained in Clause 4 shall have been satisfied and this Agreement shall become effective;

“Guaranteed Amount” means Dollars Six Million ($6,000,000);

“Loan Agreement” means the Principal Agreement as is hereby amended and/or supplemented and as the same may from time to time be further amended and/or supplemented; and

1.4

(a) Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations, (b) Clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement, (c) references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement and (d) all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Borrowers’ Acknowledgement of Indebtedness

The Borrowers and the Collateral Owner hereby jointly and severally declare and acknowledge that as at the date hereof the outstanding principal amount of the Loan is Dollars Thirty Three Million Seven Hundred Thousand ($33,700,000.00).

3.	Representations and Warranties

3.1

The Borrowers and the Collateral Owner hereby jointly and severally represent and warrant to the Bank that as at the date hereof the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct (except as otherwise is known to the Bank) in the same way and to the same extent as if all references to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

3.2	In addition to the above, the Borrowers and the Collateral Owner hereby jointly and severally represent and warrant to the Bank that as at the date of this Agreement:

(a)

each of the Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation and has full power to carry on its business as currently conducted and to enter into and perform its respective obligations under the Principal Agreement, this Agreement and the Collateral Security Documents and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

(b)

all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the Collateral Security Documents have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform their respective obligations hereunder;

(c)

this Agreement constitutes, and each of the Collateral Security Documents on the execution thereof will constitute, the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

(d)

the execution and delivery of, and the performance of the provisions of this Agreement and the Collateral Security Documents do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or their respective constitutional documents;

(e)

no action, suit or proceeding is pending or threatened against the Borrowers and/or the Collateral Owner and/or any of the other Security Parties or its assets before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of the Borrowers or the Collateral Owner or any of the other Security Parties; and

(f)

none of the Security Parties is and will be at the Effective Date in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation (except as is otherwise known to the Bank).

3.3

The representations and warranties of the Borrowers and the Collateral Owner in this Agreement shall survive the execution of this Agreement and shall be deemed to be repeated at the commencement of each Interest Period.

4.	Conditions

This Agreement shall be expressly subject to the condition that the Bank shall have received on or before the Effective Date in form and substance reasonably satisfactory to the Bank and its legal advisors:

(a)	a certified true copy of the certificate of good standing of the Borrowers and the Collateral Owner or other equivalent document issued by the competent authorities of the place of its formation;

(b)	a recent certificate of incumbency of the Borrowers and the Collateral Owner signed by the secretary or a director thereof;

(c)

certified and duly legalised copies of resolutions of the Directors and the Shareholders/members of the Borrowers and the Collateral Owner and (and of any corporate shareholder thereof) approving this Agreement and any relevant Collateral Security Documents to which each is or is to be a party and authorising appropriate officers or attorneys in fact to execute the same and to sign all notices required to be given under this Agreement on its behalf or evidence of such approvals and authorisations as shall be acceptable to the Bank;

(d)

the original of the power(s) of attorney issued in favour of the person(s) who shall execute this Agreement and the Collateral Security Documents on behalf of each of the Borrowers and the Collateral Owner;

(e)

favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of The Marshall Islands and such other applicable jurisdiction(s) as the Bank shall reasonably require;

(f)

evidence satisfactory to the Bank that the Collateral Vessel is duly registered under the laws and flag of the Republic of The Marshall Islands at the Ships Registry of the port of Majuro in the ownership of the Collateral Owner;

(g)

evidence that the Collateral Vessel is fully classed with the highest classification available with a Classification Society that is a full member of IACS and such classification is and will be free of all overdue requirements, recommendations or notations affecting class (other than those notified in writing to the Bank and accepted by the Bank in writing) and with all trading and other class certificates, national and international, valid and in full force and effect;

(h)	duly executed originals of each of the Collateral Security Documents by the respective parties thereto and, where appropriate, duly registered in favour of the Bank;

(i)

evidence satisfactory to the Bank that the Collateral Mortgage has been duly registered on the Collateral Vessel as a second priority ship mortgage in favour of the Bank in accordance with the laws of the Republic of Marshall Islands;

(j)

all necessary confirmation by the Collateral Vessel’s insurers that they will issue their letters of undertaking and endorse notices of assignment and loss payable clauses on the insurances, satisfactory to the Bank in its discretion; and

(k)	evidence that the Collateral Vessel is in compliance with the terms of the ISM Code and the ISPS Code.

5.	Variations to the Principal Agreement

5.1

Each of the Borrowers and the Collateral Owner hereby agrees with the Bank, that the provisions of the Principal Agreement shall be and are hereby agreed to be varied and/or amended and/or supplemented as follows:

(a)	the definition “Vessels” in Clause 1.2 (Definitions) of the Principal Agreement shall be deleted and replaced by the following to read as follows:

“Vessels” means:

(a)

m/v “DOLPHIN II”, IMO No. 9318125, of 54309 gt and 34011 nt, built in 2007, registered through the Panama Ships Registry in the ownership of the First Borrower under the laws and flag of Panama, Off. Reg. No. 41426-PEXT ( “Vessel A”);

(b)

m/v “ATHENA”, IMO No. 9275361 of 34610 gt and 16865 nt, built in 2003, registered through the Panama Ships Registry in the ownership of the Second Borrower under the laws and flag of Panama Off. Reg. No. 30876-pext-2 (the “Vessel B”); and

(c)	the Collateral Vessel;

(the Collateral Vessel, Vessel A and Vessel B hereinafter called the “Vessels” and “Vessel” means any of them as the context may require).”

(b)	by inserting (in alphabetical order) the following new definitions in Clause 1.2 (Definitions) of the Principal Agreement:

““Collateral General Assignment” in relation to the Collateral Vessel means the second priority deed of assignment of the Earnings, Insurances and Requisition Compensation in respect of the Collateral Vessel to be executed by the Collateral Owner thereof in favour of the Bank, in such form as the Bank may require;

“Collateral Guarantee” means the irrevocable and unconditional limited liability guarantee of the Collateral Owner given or, as the case may be, to be in favour of the Bank, as security of part of the Outstanding Indebtedness and any and all other obligations of the Borrowers hereunder up to the Guaranteed Amount , in such form as the Bank may reasonably require or approve”

“Collateral Mortgage” in relation to the Collateral Vessel means the second preferred Marshall Islands ship mortgage on the Collateral Vessel to be executed by the Collateral Owner thereof in favour of the Bank, in such form as the Bank may require;

“Collateral Owner” means HECTOR MARINE LLC., a company duly incorporated in the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960;

“Collateral Security Period” means a period starting from the date of the First Supplemental Agreement and terminating on the 15th March 2016;

“Collateral Security Documents” means the Collateral Mortgage, the Collateral General Assignment and the Collateral Guarantee;

“Collateral Vessel” means the container ship “KRISTINA”, IMO No. 9641223, of approximately 71,021 gt and 40,452 nt, built in 2013 registered in the ownership of the Collateral Owner under the laws and flag of the Republic of the Marshall Islands;

“First Supplemental Agreement” means the First Supplemental Agreement dated 20th May 2015 supplemental to this Agreement made (inter alios) between the Bank and the Borrowers whereby this Agreement has been amended as therein provided;

“Guaranteed Amount” means Dollars Six Million ($6,000,000);”

(c)	by amending Clause 11.1 (Security Documents) of the Principal Agreement to read as follows:

“11.1 As security for the due and punctual repayment of the Loan and payment of interest thereon as provided in this Agreement and of all other Outstanding Indebtedness, the Borrowers shall ensure and procure that the following Security Documents are duly executed and, where required, registered in favour of the Bank in form and substance satisfactory to the Bank at the time specified herein or otherwise as required by the Bank and ensure that such security consists of:

(a)

duly registered (a) first preferred maritime mortgages over the Vessel A and the Vessel B on the basis of the provisions of the applicable law providing the highest degree of security for the Bank (the “Mortgages”);

(b)	first priority general assignment in respect of Vessel A and Vessel B of all the Insurances and Earnings and Requisition Compensation of each of the Vessels in form and substance satisfactory to the Bank and respective notices of assignment (the “General Assignments”);

(c)	the Corporate Guarantee duly executed by the Corporate Guarantor;

(d)	the Managing Companies’ Undertaking;

(e)	the Charterparty Assignment(s), if required by the Bank at its discretion, notice of which will be served to the charterers only in case of occurrence of an Event of Default which remains unremedied;

(f)	the Shares Pledge Agreements; and

(g)	the Accounts Pledge Agreement’; and

(h)	the Collateral Security Documents, Provided however that the Bank shall, at the expense of the Borrowers, release the Collateral Security Documents on the last day of the Collateral Security Period.”

5.2

It is hereby agreed and covenanted that all obligations applicable to the Vessel A and the Vessel B under the Loan Agreement shall not apply on the Collateral Vessel and the Collateral Owner shall only comply with the provisions of Clauses 6 and 7 of the Collateral Mortgage.

5.3

With effect as from the date hereof, all references to “this Agreement”, “hereunder” and the like in the Principal Agreement and “the Agreement” or “the Loan Agreement” in the Security Documents shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement.

5.4

The definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents (as the same are amended and/or supplemented pursuant to the terms hereof) and the Collateral Security Documents and any other document or documents (including if the context requires the Loan Agreement) that may now or hereafter be executed as security for the repayment of any the Outstanding Indebtedness payable by the Borrowers under the Principal Agreement and the other Security Documents (as defined herein) and the performance by the Borrowers and the other Security Parties (as defined herein) of all obligations, covenants and agreements contained in the Principal Agreement, this Agreement and/or the other Security Documents.

6.	Continuance of Principal Agreement and the Security Documents

Save for the alterations to the Loan Agreement and the Security Document made or to be made under or pursuant to this Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the Security Documents shall continue to remain valid and enforceable.

7.	Entire agreement and amendment

a.

The Principal Agreement, the Security Documents, and this Agreement comprise the entire agreements of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may only be amended by a written instrument executed by the parties to be bound or burdened thereby.

b.

This Agreement is supplemental to the Principal Agreement, all terms and conditions whereof, including, but not limited to, its provisions on payments, calculation of interest and Events of Default, shall also apply to the performance and interpretation of this Agreement.

8.	Fees and Expenses

The Borrowers and the Collateral Owner, jointly and severally, agree, to reimburse the Bank against all reasonable costs, charges and expenses (including legal fees) incurred by the Bank from time to time in connection with the preparation, negotiation, execution, registration (where applicable) and enforcement of this Agreement and the Collateral Security Documents.

9.	Miscellaneous

(a)	The provisions of Clause 13 (Assignment, Participation, Lending Office) of the Principal Agreement shall apply to this Agreement as if the same were set out herein in full.

(b)	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

10.	Notices

The provisions of Clause 15.1 (Notices) and 15.2 (Process Agent) of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

11.	Governing Law

This Agreement shall be governed by and construed in accordance with English law and the provisions of Clause 16 (Governing Law and Jurisdiction) of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

[INTENTIONALLY LEFT BLANK]

EXECUTION PAGE

THE BORROWERS

SIGNED by Mrs Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
for and on behalf of the First Borrower	)
HEPHAESTUS MARINE LLC	)
of Marshall Islands, in the presence of:	)

Witness: /s/ Panagiota Sdrolia
Name: Panagiota Sdrolia
Address: 13 Defteras Merarchias Street
Piraeus, Greece
Occupation: Attorney-at-law

SIGNED by Mrs Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
for and on behalf of	)
the Second Borrower	)
PERICLES MARINE LLC	)
of Marshall Islands, in the presence of:	)

Witness: /s/ Panagiota Sdrolia
Name: Panagiota Sdrolia
Address: 13 Defteras Merarchias Street
Piraeus, Greece
Occupation: Attorney-at-law

THE COLLATERAL OWNER

SIGNED	)
for and on behalf	)
of HECTOR MARINE LLC,	)
of the Marshall Islands,	)
by Mrs Filanthi Katsafadou	)
its duly appointed attorney-in-fact	)	/s/ Filanthi Katsafadou
in the presence of	)	Attorney-in-fact

Witness: /s/ Panagiota Sdrolia
Name: Panagiota Sdrolia
Address: 13 Defteras Merarchias Street
Piraeus, Greece
Occupation: Attorney-at-law

THE BANK

SIGNED	)
for and on behalf	)
CRÉDIT AGRICOLE	)
CORPORATE AND INVESTMENT BANK ) by Mrs. Angela Arcadis	) )
its duly appointed attorneys-in-fact in the presence of:	) )	/s/ Angela Arcadis
Attorney-in-fact

Witness: /s/ Panagiota Sdrolia
Name: Panagiota Sdrolia
Address: 13 Defteras Merarchias
Piraeus, Greece
Occupation: Solicitor & Attorney-at-Law

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above First Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above First Supplemental Agreement, the provisions of the Corporate Guarantee dated 6th May 2011 granted by us in favour of the Bank (the “Corporate Guarantee”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above First Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Corporate Guarantee for all obligations and liabilities assumed by us thereunder.

Dated: 20th May, 2015

/s/ Filanthi Katsafadou

Filanthi Katsafadou
Attorney-in-fact for and on behalf of
POSEIDON CONTAINERS HOLDINGS LLC., of the Marshall Islands

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above First Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above First Supplemental Agreement, the provisions of the Manager’s Undertaking dated 6th May, 2011 granted by us in favour of the Bank (the “Manager’s Undertaking”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above First Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Manager’s Undertaking for all obligations and liabilities assumed by us thereunder.

Dated: 20th May, 2015

/s/ Filanthi Katsafadou

Filanthi Katsafadou
Attorney-in-fact for and on behalf of CONCHART COMMERCIAL INC., of the Marshall Islands

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above First Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above First Supplemental Agreement, the provisions of the Manager’s Undertaking dated 6th May, 2011 granted by us in favour of the Bank (the “Manager’s Undertaking”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above First Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Manager’s Undertaking for all obligations and liabilities assumed by us thereunder.

Dated: ……… May, 2015

/s/ Filanthi Katsafadou

Filanthi Katsafadou
Attorney-in-fact for and on behalf of TECHNOMAR SHIPPING INC., of Liberia

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above First Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above First Supplemental Agreement, the provisions of the deed of Shares Pledge Agreement dated 6th May, 2011 in relation to the shares of Hephaestus Marine LLC. granted by us in favour of the Bank (the “Shares Pledge”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above First Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Shares Pledge for all obligations and liabilities assumed by us thereunder.

Dated: 20 May, 2015

/s/ Filanthi Katsafadou

Filanthi Katsafadou
Attorney-in-fact for and on behalf of
POSEIDON CONTAINERS HOLDINGS LLC., of the Marshall Islands

ACKNOWLEDGEMENT

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above First Supplemental Agreement and agree in all respects to the same and hereby confirm that, notwithstanding the variation to the Principal Agreement contained in Clause 5 of the above First Supplemental Agreement, the provisions of the deed of Shares Pledge Agreement dated 6th May, 2011 in relation to the shares of Pericles Marine LLC. granted by us in favour of the Bank (the “Shares Pledge”), shall remain in full force and effect as security of the obligations of the Borrowers under the Principal Agreement, as amended the above First Supplemental Agreement, and in respect of all sums due to the Bank under the Principal Agreement (as so amended) and we shall remain liable under the Shares Pledge for all obligations and liabilities assumed by us thereunder.

Dated: 20 May, 2015

/s/ Filanthi Katsafadou

Filanthi Katsafadou
Attorney-in-fact for and on behalf of
POSEIDON CONTAINERS HOLDINGS LLC., of the Marshall Islands